UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):

March 29, 2007

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 1.02.                        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 2.01.                        COMPLETION OF ACQUISITION OF ASSETS

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 2.03.                        CREATION OF A DIRECT FINANCIAL OBLIGATION

Acquisition of Assets

On March 29, 2007, we purchased approximately $52.1 million of used, dry-van trailers.  Prior to this transaction we had been utilizing these trailers under the terms of various operating leases.  These trailers were purchased directly from Transport International Pool, Inc., the lessor, at prices negotiated among the parties.

New Financing Arrangements

In connection with the purchase of these trailers and related to anticipated future needs for capital, we sold $200,000,000 of 5.31% Senior Notes on March 29, 2007, which are due March 29, 2011, to various purchasers through a private placement offering.  The issuer of the Notes is J.B. Hunt Transport, Inc., a subsidiary, with a guaranty by J.B. Hunt Transport Services, Inc.  The terms and conditions of this transaction are contained in the Note Purchase Agreement dated March 15, 2007, with an effective date of March 29, 2007.  The agreement requires us to maintain certain covenants and financial ratios.  This agreement is attached as Exhibit 10.1 of this filing.  Proceeds from these notes were utilized to purchase the above mentioned trailers from Transport International Pool, Inc. The remainder of these funds was utilized to repay outstanding debt under our revolving lines of credit.

Revolving Lines of Credit

We also entered into a new $250,000,000 Senior Revolving Credit Facility Agreement dated March 29, 2007, with J.B. Hunt Transport, Inc. as the borrower and with a guaranty from J.B. Hunt Transport Services, Inc.  This new credit facility has a five year term and expires March 29, 2012.  This credit facility allows us to request an increase in the total commitment by up to $100 million and requires us to maintain certain covenants and financial ratios.  The terms and conditions of this transaction are contained in the Senior Revolving Credit Facility Agreement and related documents dated March 29, 2007, which is attached as Exhibit 10.2.  This new credit facility replaced a $200,000,000 Senior Revolving Credit Facility dated April 27, 2005.  Borrowing costs are based on LIBOR, plus an applicable margin and other fees.  The new revolving credit facility has lower borrowing costs and fees, compared to the previous agreement. We had $6 million outstanding as of the effective date of this new credit facility.  Remaining funds under this facility may be used to purchase additional containers and chassis for our intermodal business unit, to repurchase our common stock, to repay outstanding debt and to fund working capital.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

10.1               Note Purchase Agreement

10.2               Senior Revolving Credit Facility Agreement and related documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 30th day of March, 2007.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer